Office of the Corporate Secretary
Suite 2000 Gulf Canada Square
401 – 9th Avenue SW
Calgary Alberta T2P 4Z4
Tel (403) 319-6171     Fax (403) 319-6770

Canadian Pacific Railway

March 16, 2004

Alberta Securities Commission
British Columbia Securities Commission
Saskatchewan Securities Commission
Manitoba Securities Commission
Ontario Securities Commission
Autorité des marchés financiers (Quebec)
Office of the Administrator, New Brunswick
Nova Scotia Securities Commission
Registrar of Securities, Prince Edward Island
Department of Government Services and Lands, Newfoundland and Labrador

Dear Sirs:

Re:	Canadian Pacific Railway Financial Statements - December 31, 2003

Pursuant to section 8.4 of National Instrument 44-102 Shelf Distributions, enclosed please find updated earnings coverage calculations for the period ended December 31, 2003. This information is provided in connection with the filing by Canadian Pacific Railway Limited (“CPRL”) of its comparative consolidated financial statements for the twelve months ended December 31, 2003 and in relation to the Medium Term Note program of Canadian Pacific Railway Company, a wholly-owned subsidiary of CPRL, pursuant to a Short Form Prospectus relating to the offering of Medium Term Notes in an aggregate principal amount of up to $1,000,000,000 filed with Canadian securities regulatory authorities on May 28, 2002.

If you have any questions, please contact the undersigned at (403) 319-6171.

Yours truly,

CANADIAN PACIFIC RAILWAY LIMITED
CANADIAN PACIFIC RAILWAY COMPANY

(signed) “Robert V. Horte”

Robert V. Horte
Corporate Secretary

UPDATED EARNINGS COVERAGE RATIOS

The following ratios are provided in connection with CPR’s continuous offering of medium-term notes, and are based on the consolidated financial statements that have been prepared in accordance with accounting principles generally accepted in Canada. The asset coverage ratios are calculated at the dates indicated, and the interest coverage ratios are for the 12-month period then ended.

	December	December
	31, 2003	31, 2002
(times)

Interest coverage on long-term debt
Interest coverage on long-term debt before other specified items and foreign exchange on long-term debt	3.2	3.3
Interest coverage on long-term debt after other specified items and foreign exchange on long-term debt	2.9	3.4
Net tangible asset coverage on long-term debt
Before the effect of future income taxes	2.5	2.4
After the effect of future income taxes	2.1	2.0